EXHIBIT 10.2

CONSULTING AGREEMENT

ThisConsulting Agreement (“Agreement”) is dated as of September 27, 2013

BY AND BETWEEN

Amazonica Corp. dba Euro American Hydrogen Corp
187E. Warm Springs Rd.
Suite B160
LasVegas, NV 89119

AND

Gennadiy Glazunov
Akademika Val’tera 19-a Street
Apartment 98
Kharkiv, Ukraine 61108

IN CONSIDERATION of the mutual covenants and promises contained in this Agreement, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, the parties hereby agree as follows:

Engagement.  Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages the Consultant as an independent contractor to join the Scientific Advisory Board of Amazonica Corp. to consult with, and provide advice to, the Company’s management in respect of matters involving and relating to the Company’s strategic plans, operations and business development and such other matters as the Company may reasonably request from time to time (collectively, the “Services”).  The Consultant, in the capacity as an independent contractor under this Agreement, shall not have any right, power or authority to bind or commit the Company or any of the Company’s subsidiaries to any act, service or other contractual commitment, and the Consultant shall not represent to any other person or entity that Consultant has any such right, power or authority.  In addition, the Consultant shall not have any right, power or authority to amend or terminate any relationship between the Company or any of the Company’s subsidiaries and any other person or entity other than those relationships between Company and Consultant.

Term.  The term of the Consultant’s engagement under this Agreement shall begin on the date of this Agreement is two years and may be extended for an additional two years by mutual agreement (the “Term”). This agreement may be terminated by either party giving 30 days notice.

Compensation.  As the Consultant’s sole compensation, the Consultant shall receive $1000 per month.

Severability.  Each provision contained in this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses in this Agreement.

Independent Contractor; No Obligation to Hire.  The Consultant’s relationship to the Company under this Agreement is solely that of an independent contractor.  The Consultant shall not be considered an employee or agent of the Company under this Agreement or otherwise.  The Consultant acknowledges that, as an independent contractor, the Company will not provide the Consultant with any benefits that the Company or any of its subsidiaries provides to their respective employees including, without limitation, health insurance and other health care benefits, sick leave, vacation or holiday leave.  Without limiting the generality of the foregoing, the Consultant shall be solely responsible for the timely payment of his own self-employment and income taxes and the Company shall not have any obligation to deduct or withhold any tax or employee benefit payments from any amount payable to the Consultant under this Agreement.  Nothing contained in this Agreement or otherwise shall require the Company at any time to make any offer of employment to the Consultant, to hire the Consultant as an employee or to retain the services of the Consultant in any other capacity.

Waiver.  The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

Governing Law.  This Agreement shall be deemed a contract made under the laws of the State of Nevada and, together with the rights and obligations of the parties under this Agreement, shall be construed under and governed by the laws of Nevada notwithstanding any conflict-of-laws doctrines of any jurisdiction to the contrary.

Counterparts.  This Agreement may be executed in two counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Successors and Assigns.  All covenants, promises and agreements by or on behalf of the parties contained in this Agreement, shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties to this Agreement.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and all promises, representations, understandings, warranties and agreements with reference to the subject matter of this Agreement and inducements to the making of this Agreement relied upon by any party to this Agreement have been expressed in this Agreement.  This Agreement may not be changed or modified, except by an agreement in writing signed by both of the parties to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

AMAZONICA CORP. dba: Euro American Hydrogen Corp

Date: September 27, 2013	By:	/s/ Michael Soursos
Michael Soursos
President/CEO/Director

Gennadiy Petrovich Glazunov

Date: September 27, 2013	By:	/s/ Gennadiy Petrovich Glazunov